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                                                                    EXHIBIT 23.5






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of our report dated December 8, 2003 relating to the Statement of Revenues and Certain Expenses of Minnesota Center, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago Illinois
January 15, 2004